Fourth Quarter 2017 investor.arrow.com CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s 2017 Annual Report on form 10-K as filed with the Securities and Exchange Commission Record full-year sales of $26.81 billion grew 13% Y/Y; record fourth-quarter sales of $7.63 billion grew 18% Y/Y.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 2 Fourth-Quarter Summary We completed an extraordinary year in 2017 with record sales, gross profit, and operating income. Fourth-quarter results were above the high end of our prior expectation. We delivered record fourth-quarter sales, gross profit, and operating income. Fourth-quarter net income was negatively impacted by $125 million, or $1.40 per diluted share, related to U.S. tax reform. Fourth-quarter non-GAAP net income was positively impacted by $9 million, or $.10 per diluted share, related to tax reserve releases resulting in an effective tax rate that was below the low end of our prior expected range. Global components achieved record fourth-quarter sales that were at the high end of our expectation. Fourth-quarter global components sales increased 24% year over year. Americas sales increased 25% year over year with growth from our core distribution business, digital platform, and sustainable technology solutions. Europe sales increased 35% year over year and increased 24% adjusted for changes in foreign currencies, the 19th straight quarter of adjusted year-over-year growth. Asia sales increased 16% year over year and increased 14% year over year adjusted for changes in foreign currencies. Global components operating income increased 34% year over year and non-GAAP operating income increased 32% year over year. Fourth-quarter enterprise computing solutions sales increased 10% year over year and were above the high end of our expectation. Europe sales increased 19% year over year and increased 8% adjusted for changes in foreign currencies. Americas sales increased 5% year over year. Billings grew in all regions led by infrastructure software, including cloud, storage, and proprietary servers. Enterprise computing solutions operating income increased 3% year over year. We delivered record full-year and fourth- quarter operating income and non-GAAP operating income.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 3 P&L Highlights* Q4 2017 Y/Y Change Y/Y Change Adjusted for Currency Q/Q Change Sales $7,634 18% 15% 10% Gross Profit Margin 12.2% -60bps -60bps +10bps Operating Income $271 6% 2% 15% Operating Margin 3.5% -50bps -50bps +10bps Non-GAAP Operating Income $340 21% 16% 28% Non-GAAP Operating Margin 4.4% flat flat +60bps Net Income $54 (67)% (69)% (60)% Diluted EPS $0.60 (67)% (68)% (60)% Non-GAAP Net Income $224 23% 18% 37% Non-GAAP Diluted EPS $2.51 25% 20% 38% Consolidated Overview Fourth Quarter 2017 $ in millions, except per share data; may reflect rounding • Fourth-quarter sales were $7.63 billion – Above the high end of our prior expectation of $7.2-$7.6 billion • Consolidated gross profit margin was 12.2% – Decreased 60 basis points year over year due to global components and global enterprise computing solutions business mix in all regions – Increased 10 basis points quarter over quarter due to Europe enterprise computing solutions business mix • Consolidated operating income margin was 3.5% and non-GAAP operating income margin was 4.4% – Operating expenses as a percentage of sales were 7.9%, down 70 basis points year over year – Non-GAAP operating expenses as a percentage of sales were 7.7%, down 70 basis points year over year – The decline in operating expense as a percentage of sales reflects the operational efficiencies we achieved to align our costs to our business mix • Interest and other expense, net was $44 million – In line with our prior expectation – Increased $5 million year over year due to higher debt balances and higher interest rates on floating-rate debt

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 4 • Effective tax rate was 75.5%, and non-GAAP effective tax rate was 23.9% – Effective tax rate included $125 million of net tax expense related to U.S. tax reform – Non-GAAP effective tax rate was 3.1 percentage points below the low end of our prior 27% to 29% expected range due to tax reserve releases • Diluted shares outstanding were 89.3 million – In line with our prior expectation • Diluted earnings per share were $.60 – Below our prior expectation of $1.86-$2.02 – Included a $.14 charge for impairment of assets held for sale – Included $1.40 of tax expense related to U.S. tax reform • Non-GAAP diluted earnings per share were $2.51 – Above our prior expectation of $2.21-$2.37 – Included a $.10 benefit from a lower effective tax rate due to tax reserve releases A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 5 Components Global • Sales increased 24% year over year – Increased 21% adjusted for changes in foreign currencies • Lead times are in line with historical norms in aggregate • Backlog increased year over year • Book-to-bill was 1.12, up from 1.09 in the fourth quarter of 2016 • Operating margin of 4.4% increased 30 basis points year over year • Non-GAAP operating margin of 4.5% increased 30 basis points year over year – The increase was attributable to growing sales leverage and efficiency efforts • Return on working capital increased 120 basis points year over year due to returns on prior investments in inventory to support new supplier engagements Global components posted record fourth- quarter sales and operating income. Non-GAAP Operating Income ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 6 Components Americas • Sales increased 25% year over year – Record fourth-quarter sales – Growth in core components distribution due to new and expanded supplier engagements – Strong growth in digital platform and sustainable technology solutions year over year – Growth in the industrial, transportation, aerospace & defense, consumer and communications verticals year over year Americas components sales increased 25% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 7 Components Europe • Sales increased 35% year over year – Sales increased 24% year over year adjusted for changes in foreign currencies – Record fourth-quarter sales – Strong growth in the transportation, aerospace & defense, and lighting verticals year over year – Digital platform sales contributed to growth year over year Europe components sales increased 35% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 8 Components Asia • Sales increased 16% year over year – Sales increased 14% year over year adjusted for changes in foreign currencies – Record fourth-quarter sales – Strong growth in the transportation and IoT verticals year over year Asia components sales increased 16% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 9 Enterprise Computing Solutions Global • Sales increased 10% year over year – Sales increased 6% year over year adjusted for changes in foreign currencies • Billings increased year over year adjusted for changes in foreign currencies • Operating income and non-GAAP operating income increased 3% year over year • Operating margin of 6.1% decreased 40 basis points year over year • Non-GAAP operating margin of 6.3% decreased 40 basis points year over year – Decreased due to business mix in the Americas region • Return on working capital continues to excel Enterprise computing solutions sales increased 10% year over year. Non-GAAP Operating Income ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 10 Enterprise Computing Solutions Americas • Sales increased 5% year over year – Strong growth in proprietary servers – Growth in infrastructure software, storage, and services – Industry-standard server sales decreased year over year ECS Americas sales increased 5% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 11 Enterprise Computing Solutions Europe • Sales increased 19% year over year – Sales increased 8% year over year adjusted for changes in foreign currencies – Strong growth in infrastructure software led by security and by industry-standard servers – Growth in storage – Networking sales decreased year over year – Record fourth-quarter operating income ECS Europe sales increased 19% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 12 P&L Highlights* 2017 Y/Y Change Y/Y Change Adjusted for Acquisitions & Currency Sales $26,813 13% 12% Gross Profit Margin 12.5% -70bps -70bps Operating Income $928 8% 7% Operating Margin 3.5% -10bps -10bps Non-GAAP Operating Income $1,091 11% 9% Non-GAAP Operating Margin 4.1% flat -10bps Net Income $402 (23)% (24)% Diluted EPS $4.48 (21)% (22)% Non-GAAP Net Income $679 11% 10% Non-GAAP Diluted EPS $7.56 14% 12% Consolidated Overview Full-Year 2017 $ in millions, except per share data; may reflect rounding • Record full-year sales – Sales increased by $3 billion year over year • Record full-year gross profit – Gross margin decreased 70 basis points year over year due to mix of business in both global components and global enterprise computing solutions • Record full-year operating income – Operating expenses were well managed, increasing 5% year over year – Operating expenses as a percentage of sales decreased 60 basis points year over year – Operating margin decreased 10 basis points year over year and non-GAAP operating margin was flat year over year • Interest and other, net was $164 million – Increased $13 million year over year due to higher debt balances and higher interest rates on floating-rate debt • Effective tax rate was 41.4% – Due to net impact of U.S. tax reform incurred during the fourth quarter • Non-GAAP effective tax rate was 26.4% – Below our prior target range of 27% to 29% due to U.S. tax reserve releases incurred during the fourth quarter • Record full-year non-GAAP diluted earnings per share

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 13 Cash Flow from Operations Cash flow from operating activities was $123 million in the quarter and was $125 million in 2017. Working Capital Working capital to sales was 15.4% in the fourth quarter, up 60 basis points year over year. Working capital to sales was 15.8% in 2017, up 40 basis points from 2016. Return on working capital was 28.8% in the fourth quarter, down 60 basis points year over year. Return on working capital was 25.7% in 2017, down 120 basis points from 2016. Return on Invested Capital Return on invested capital was 13.4% in the fourth quarter, up 120 basis points year over year, and was 10.8% in 2017, up 30 basis points from 2016. Share Buyback We repurchased approximately 0.3 million shares for $25 million. Total cash returned to shareholders over the last 12 months was approximately $161 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.1x. Total liquidity was $3.0 billion when including cash of $730 million. We repurchased approximately $25 million of our stock in the fourth quarter, bringing total cash returned to shareholders in 2017 to approximately $161 million.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 14 Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the first quarter of 2018 to be $1.22 to €1 compared to $1.07 to €1 in the first quarter of 2017. We are expecting interest expense will total approximately $48 million. Our guidance assumes an increase in non-cash depreciation expense of $6 million related to the go- live on our Americas ERP system. First-Quarter 2018 Guidance Consolidated Sales $6.4 billion to $6.8 billion Global Components $4.7 billion to $4.9 billion Global ECS $1.7 billion to $1.9 billion Diluted Earnings Per Share $1.50 to 1.62 Non-GAAP Diluted Earnings Per Share $1.74 to 1.86 * Assumes average diluted shares outstanding of 89 million and an average tax rate of 23.5% to 25.5%.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 15 Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as ―expects,‖ ―anticipates,‖ ―intends,‖ ―plans,‖ ―may,‖ ―will,‖ ―believes,‖ ―seeks,‖ ―estimates,‖ and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

investor.arrow.com Fourth-Quarter 2017 CFO Commentary 16 In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (―GAAP‖), the company also discloses certain non- GAAP financial information. The company provides sales, income, or expense items as adjusted for the impact of changes in foreign currencies (referred to as "impact of changes in foreign currencies") and the impact of acquisitions by adjusting the company’s prior periods to include the operating results of businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as ―impact of acquisitions‖). The company provides operating income as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and impairment of assets held for sale. The company provides net income attributable to shareholders as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, impairment of assets held for sale, loss on investment, loss on extinguishment of debt, and impact of the Tax Act. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance.

Fourth-Quarter 2017 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended December 31, 2017

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other*	Non-GAAP measure
Operating income	$ 270,914	$ 12,162	$ 35,477	$ —	$ 21,000	$ 339,553
Income before income taxes	227,861	12,162	35,477	—	20,981	296,481
Provision for income taxes	172,128	4,321	10,954	(124,748)	8,112	70,767
Consolidated net income	55,733	7,841	24,523	124,748	12,869	225,714
Noncontrolling interests	1,848	147	—	—	—	1,995
Net income attributable to shareholders	$ 53,885	$ 7,694	$ 24,523	$ 124,748	$ 12,869	$ 223,719
Net income per diluted share**	$ 0.60	$ 0.09	$ 0.27	$ 1.40	$ 0.14	$ 2.51
Effective tax rate	75.5%					23.9%

Three months ended December 31, 2016

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other	Non-GAAP measure
Operating income	$ 254,899	$ 13,634	$ 12,441	$ —	$ —	$ 280,974
Income before income taxes	218,191	13,634	12,441	—	—	244,266
Provision for income taxes	53,233	4,870	3,733	—	—	61,836
Consolidated net income	164,958	8,764	8,708	—	—	182,430
Noncontrolling interests	440	336	—	—	—	776
Net income attributable to shareholders	$ 164,518	$ 8,428	$ 8,708	$ —	$ —	$ 181,654
Net income per diluted share	$ 1.81	$ 0.09	$ 0.10	$ —	$ —	$ 2.00
Effective tax rate	24.4%					25.3%

Three months ended September 30, 2017

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other**	Non-GAAP measure
Operating income	$ 235,992	$ 12,645	$ 15,896	$ —	$ —	$ 264,533
Income before income taxes	181,674	12,645	15,896	—	15,786	226,001
Provision for income taxes	46,199	4,474	5,319	—	6,089	62,081
Consolidated net income	135,475	8,171	10,577	—	9,697	163,920
Noncontrolling interests	845	146	—	—	—	991
Net income attributable to shareholders	$ 134,630	$ 8,025	$ 10,577	$ —	$ 9,697	$ 162,929
Net income per diluted share	$ 1.50	$ 0.09	$ 0.12	$ —	$ 0.11	$ 1.82
Effective tax rate	25.4%					27.5%

**Other includes gain on investment, and impairment of assets held for sale.*
***Other includes loss on investment, and loss on extinguishment of debt.*

investor.arrow.com

17

Five Years Out